UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2012 (August 7, 2012)

Dean Foods Company

(Exact name of registrant as specified in its charter)

Delaware	1-12755	75-2559681
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Avenue, Suite 3400 Dallas, Texas		75204
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (214) 303-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Attached as Exhibit 99.1 is the earnings release of Dean Foods Company (the “Company”) for the second quarter of 2012, issued August 7, 2012. This release shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, or the Securities Exchange Act of 1934, as amended, except as otherwise expressly stated in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2012, The WhiteWave Foods Company (“WhiteWave”), a wholly-owned subsidiary of the Company, filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission relating to an initial public offering (the “IPO”) of WhiteWave’s Class A common stock.

(b) In connection with the IPO, on August 7, 2012, Gregg L. Engles was appointed Chief Executive Officer and Chairman of the Board of Directors of WhiteWave and Blaine E. McPeak was appointed President, WhiteWave. Effective upon completion of the IPO, Mr. Engles will resign as the Chief Executive Officer of the Company and will remain Chairman of the Company’s Board of Directors and the Chief Executive Officer and Chairman of the Board of Directors of WhiteWave and Mr. McPeak will remain President, WhiteWave and cease to be an executive officer of the Company. The Company expects to file a subsequent Current Report on Form 8-K when employment terms for Messrs. Engles and McPeak as officers of WhiteWave have been finalized and approved by the Compensation Committee of the Company’s Board of Directors.

(c) On August 7, 2012, in connection with the IPO, the Board of Directors of the Company appointed Gregg Tanner to serve as the Chief Executive Officer of the Company, effective as of the completion of the IPO. Mr. Tanner, age 55, currently serves as President, Fresh Dairy Direct and Chief Supply Chain Officer. Mr. Tanner joined the Company in November 2007 as Executive Vice President and Chief Supply Chain Officer. In January 2012, Mr. Tanner was promoted to his current position. Prior to joining the Company, Mr. Tanner was Senior Vice President, Global Operations at The Hershey Company from 2006 to 2007. Before joining Hershey, Mr. Tanner was Senior Vice President, Retail Supply Chain at ConAgra Foods, Inc. from 2001 to 2005, where he directed the entire supply chain for retail products. Previously, Mr. Tanner held positions of increasing responsibility at the Quaker Oats Company and Ralston Purina Company. Mr. Tanner also serves on the Board of Directors of The Boston Beer Company, Inc., where he serves on the Audit Committee. He also serves on the Board of Directors of the International Dairy Foods Association, and as an officer of the Milk Industry Foundation. The Company expects to file a subsequent Current Report on Form 8-K when employment terms for Mr. Tanner have been finalized and approved by the Compensation Committee of the Company’s Board of Directors.

Statement On The WhiteWave Foods Company Registration Statement

A registration statement relating to securities of The WhiteWave Foods Company has been filed with the U.S. Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy these securities be accepted before the time the registration statement becomes effective. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Earnings Release issued August 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 7, 2012	DEAN FOODS COMPANY

	By:	/S/ SCOTT K. VOPNI
Scott K. Vopni
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Earnings Release issued August 7, 2012